SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: March 31, 2003


                            AMERIGROUP CORPORATION


               Delaware                 001-31574            54-1739323
  (State or Other Jurisdiction of      (Commission        (I.R.S. Employer
   Incorporation or Organization)      File Number)     Identification No.)


                             4425 Corporation Lane
                           Virginia Beach, VA 23462
                                (757) 490-6900




ITEM 5. Other Events and Required FD Disclosure

         On March 28, 2003, each of C. Sage Givens and Charles W. Newhall, III resigned from the Board of Directors of AMERIGROUP Corporation (the "Company"). Ms. Givens' and Mr. Newhall's resignations were not a result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERIGROUP Corporation


Date: March 31, 2003                        By: /s/ Scott M. Tabakin
                                               --------------------------
                                            Name:  Scott M. Tabakin
                                            Title: Senior Vice President and
                                                   Chief Financial Officer